UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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                      AMERICAN WATER WORKS COMPANY, INC.
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


[Logo]                              RWE Acquisition Update #10


December 6, 2001

This is an update on the RWE/Thames acquisition for American Water Associates. Frequent updates will be distributed in the coming weeks via email. They are then archived, along with other important materials, in the "RWE Acquisition Update" database on Lotus Notes.


         Paying a Visit
         to Our Friends
             at RWE and
                 Thames



     Jim Barr and Ellen
          Wolf recently
     completed a three-
 day whirlwind visit of
    some RWE facilities
         in Germany and
           Thames Water
      operations in the
        United Kingdom.
  They're pictured here         [Photo of Jim Barr, Ellen Wolf,
    in front of a water          Dr. Deitmar Kuhnt and Bill Alexander]
   cascade in the lobby
          of the Thames
      headquarters with
      RWE President and
        CEO Dr. Deitmar
     Kuhnt (far 1.) and
       Thames Water CEO
Bill Alexander (far r.)

    Ellen's thoughts on
    the visit appear on
    the following page.

         "Update" page 2

You and Jim were in Germany and the United Kingdom to learn more about the operations and people of RWE and Thames Water. What are the overriding impressions that you came away with?

There are several standouts. The first had to do with RWE's commitment to the business of water. We've never doubted the conviction behind the RWE strategy to expand the core business of water and to use it as a platform for international growth, and we're enthusiastic about being part of that. Even so, as we visited with our colleagues in Essen, I was struck by the strength of that conviction. It was evident in every presentation and discussion we had. It was evident even in the company's message to the community in the nearby town of Oberhausen. RWE is a prime sponsor of a dramatic and most impressive exhibition in the town called "Blue Gold." This remarkable interactive exhibition tells the story of water - from its abundance, to its shortage and preciousness. It offers fascinating suggestions for examining the true value of reliable, affordable water and how we very often take that for granted.

Then at Thames Water, we saw how state-of-the-art technology can be used to improve operations and customer service -- in very real and practical ways. For example, at the Thames Operations Center, the company can monitor its distribution network anywhere in the world. And by keeping track of weather patterns, they are able to understand and even predict the potential changes in water quality in the pipe networks between treatment and customers' taps. It's an exciting new way of looking at water and wastewater management that we can learn from.

Our Thames colleagues also do an excellent job of partnering with the community. For example, we visited an area in Reading on the outskirts of London, where Thames has been working with the city council to clean up a polluted part of town and to build a new wastewater treatment facility at the site. The new facility will replace an aging operation some miles away, and new homes will be built on that decommissioned land. It's a smart use of resources because the sale of the land will offset the cost of building the new water treatment facility.

What did you learn about the people of RWE and Thames?

We learned that our original perception was correct...they are just like us. We may have cultural differences, but we all care about the same thing - water, and the reliable delivery of that water. Like us, they constantly look for ways to serve customers better. They value the contributions that everyone on the team makes, and they respect the work that was done by those who helped build the company into an industry leader. We're more alike than different.

Any other observations?

Yes. I can confirm that drivers do, indeed, travel very fast on the Autobahn. Often well in excess of 90 mph. That was a little unnerving -- even for someone who's used to the Jersey Turnpike.


                                     * * *

         American Water Works Company, Inc. (the "Company"), RWE Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("Guarantor"), Thames Water Aqua Holdings GmbH, a company organized under the laws of the Federal Republic of Germany and a wholly owned subsidiary of Guarantor ("Parent"), and Apollo Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") have entered into an Agreement and Plan of Merger, dated as of September 16, 2001, pursuant to which Sub will be merged with and into the Company with the Company surviving the merger (the "Merger"). In connection with the Merger, the Company has filed a proxy statement with the Securities and Exchange Commission (the "SEC") which is first being mailed to security holders of record on or about December 7, 2001. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company with the SEC in connection with the Merger at the SEC's website at http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Security holders of the Company may also obtain for free a copy of the proxy statement and other documents filed with the SEC by the Company in connection with the Merger by contacting Nancy
A. Macenko, Vice President External Affairs, at (856) 566-4026.

         The Company and its subsidiaries and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in favor of the Merger. These directors include the following: Marilyn Ware, Gerald C. Smith, J. James Barr, Henry G. Hager, Ross A. Webber, Frederick S. Kirkpatrick, Paul W. Ware, Nancy Ware Wainwright, Ray J. Groves, Elizabeth H. Gemmill, William S. White, Anthony P. Terracciano, William O. Albertini, Rhoda W. Cobb and Horace Wilkins, Jr. and these officers include Joseph F. Hartnett, Jr., Daniel L. Kelleher, W. Timothy Pohl, Robert D. Sievers, Ellen C. Wolf, Nancy A. Macenko and James E. Harrison. Collectively, as of March 5, 2001, the directors and executive officers of the Company may be deemed to beneficially own approximately 21.9% of the outstanding shares of the Company's common stock and under 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series. Stockholders of the Company may obtain additional information regarding the interests of the participants by reading the proxy statement.

         Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; the ability to satisfy the conditions to closing set forth in the definitive agreement; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.